SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2004

INDUS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURE
INDEX TO EXHIBITS
EX-10 SECURITIES PURCHASE AGREEMENT
EX-99 PRESS RELEASE

Item 5. Other Events.

     On August 20, 2004, Indus International, Inc. announced that Warburg Pincus has entered into an agreement to sell 14,587,544 shares of Indus common stock owned by it to institutional and other accredited investors, including some members of management of Indus, in a private placement. Indus will not receive any proceeds from the sale of the shares. Indus has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares by the purchasers. Following the private placement, Warburg Pincus will continue to own approximately 3.4 million shares of Indus common stock. Warburg Pincus has agreed not to sell or otherwise transfer any of such shares for 90 days from the closing of the private placement without the consent of C.E. Unterberg Towbin, the placement agent in the private placement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     The following exhibit is filed1 herewith:

Exhibit No.	Description
10	Securities Purchase Agreement, dated as of August 19, 2004, by and among Warburg, Pincus Investors, L.P., Warburg, Pincus Investors Liquidating Trust, Indus International, Inc. and each of the purchasers listed on the schedule attached as Schedule A to the Securities Purchase Agreement.

1 The press release attached as Exhibit 99 to this Current Report on Form 8-K is furnished to, and is not filed with, the Securities and Exchange Commission as permitted by Rule 101(e)(1) of the Commission’s Regulation FD.

Item 9. Regulation FD Disclosure.

     On August 20, 2004, Indus issued the press release attached as Exhibit 99 to this Current Report on Form 8-K announcing the sale of shares of Indus by Warburg Pincus. The press release is furnished to, and is not filed with, the Securities and Exchange Commission as permitted by Rule 101(e)(1) of the Commission’s Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.

/s/ Gregory J. Dukat

Name: Gregory J. Dukat
Title: Chief Executive Officer and President

Date: August 20, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
10	Securities Purchase Agreement, dated as of August 19, 2004, by and among Warburg, Pincus Investors, L.P., Warburg, Pincus Investors Liquidating Trust, Indus International, Inc. and each of the Purchasers listed on the schedule attached as Schedule A to the Securities Purchase Agreement.

99	Press Release dated August 20, 2004.